For Immediate Release

Company Contact:
Robert Bannon
Vice President, Investor Relations & Corporate Communications
MiddleBrook Pharmaceuticals, Inc.
rbannon@middlebrookpharma.com
301-944-6710

MiddleBrook Pharmaceuticals to Raise $21 Million Through
Private Placement of Common Equity

GERMANTOWN, Md. - January 25, 2008 - MiddleBrook Pharmaceuticals, Inc. (Nasdaq: MBRK), a pharmaceutical company focused on developing and commercializing novel anti-infective products, today announced that it has entered into definitive purchase agreements with institutional investors for the private placement of 8,750,000 shares of its common stock at $2.40 per share. The transaction also includes five-year warrants to purchase 3,500,000 shares of common stock at an exercise price of $3.00 per share. The transaction is expected to raise $21 million in gross proceeds.

The transaction is expected to close within the next several days. Investors in the offering include existing shareholders and several additional new institutional investors.

Rodman & Renshaw, LLC, a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc. (Nasdaq: RODM) served as exclusive placement agent for the transaction.

The Company intends to use the proceeds from the financing to support the manufacture of MOXATAG™, its once-daily amoxicillin product, and for working capital and general corporate purposes.

“We believe the proceeds from this financing will provide sufficient capital to operate our business in 2008 and afford the Company greater flexibility and leverage as we seek to complete a strategic transaction over the coming months,” stated Edward M. Rudnic, Ph.D., president and CEO of MiddleBrook. “We are very pleased to have received the support from our existing investors and several new investors in this financing.”

The shares sold in the private placement and the shares issuable upon the exercise of the related warrants have not been registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States without being registered with the Securities and Exchange Commission ("SEC") or through an applicable exemption from SEC registration requirements. The shares and warrants were offered and sold only to institutional and accredited investors. The Company has agreed to file a registration statement with the SEC covering the resale of the common stock issued in the private placement and issuable upon the exercise of the warrants.

This news release is not an offer to sell or the solicitation of an offer to buy the shares of the Company.

ABOUT MIDDLEBROOK PHARMACEUTICALS:

MiddleBrook Pharmaceuticals, Inc. (NASDAQ: MBRK) is a pharmaceutical company focused on the development and commercialization of anti-infective drug products that fulfill substantial unmet medical needs in the treatment of infectious disease. The Company is developing anti-infective drugs based on its novel biological finding that bacteria exposed to antibiotics in front-loaded staccato bursts, or “pulses,” are killed more efficiently and effectively than those under standard treatment regimens. Based on this finding, MiddleBrook has developed a proprietary, once-a-day pulsatile delivery technology called PULSYSTM. The Company currently markets the Keflex® brand of cephalexin and has received regulatory approval for MOXATAG™ - the first and only once-daily amoxicillin product approved for marketing in the U.S. For more on MiddleBrook, please visit www.middlebrookpharma.com.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on MiddleBrook's current expectations and assumptions. These statements are not guarantees of future performance and are subject to a number of risks and uncertainties that would cause actual results to differ materially from those anticipated. The words, "believe," "expect," "intend," "anticipate," and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to, statements about the Company’s future development plans, clinical trials, potential commercial success, and any financial forecasts included in this announcement.

The actual results realized by MiddleBrook could differ materially from these forward-looking statements, depending in particular upon the risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. These include, without limitation, risks and uncertainties relating to the Company’s financial results and the ability of the Company to (1) raise additional capital and continue as a going concern, (2) increase Keflex 750 sales, (3) retain marketing approval for its MOXATAG product, (4) successfully reduce costs, (5) reach profitability, (6) prove that the preliminary findings for its product candidates are valid, (7) receive required regulatory approvals, (8) successfully conduct clinical trials in a timely manner, (9) establish its competitive position for its products, (10) develop and commercialize products that are superior to existing or newly developed competitor products, (11) develop products without any defects, (12) have sufficient capital resources to fund its operations, (13) protect its intellectual property rights and patents, (14) implement its sales and marketing strategy, (15) successfully attract and retain collaborative partners, (16) successfully commercialize and gain market acceptance for its Keflex products, (17) successfully obtain sufficient manufactured quantities of its drug products at acceptable rates, and (18) retain its senior management and other personnel. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today's date. MiddleBrook undertakes no obligation to update or revise the information in this announcement, whether as a result of new information, future events or circumstances or otherwise.

####